UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2014

FOSSIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19848 (Commission File Number)	75-2018505 (IRS Employer Identification No.)

901 S. Central Expressway Richardson, Texas (Address of principal executive offices)	75080 (Zip Code)

Registrant’s telephone number, including area code (972) 234-2525

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 23, 2014, Fossil Group, Inc. (the “Company”), as borrower, entered into a First Amendment to Credit Agreement and Incremental Revolving Credit Commitment Agreement (the “Amendment”) by and among the Company, certain lenders party thereto, and Wells Fargo Bank, National Association (the “Administrative Agent”). The Amendment increases the aggregate revolving credit commitments under the Credit Agreement (the “Credit Agreement”), dated May 17, 2013, by and among the Company, certain subsidiaries of the Company, the lenders party thereto and Administrative Agent by $300,000,000. The revolving credit commitment of all revolving credit lenders is now $1,050,000,000.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1

First Amendment to Credit Agreement and Incremental Revolving Credit Commitment Agreement, dated as of May 23, 2014, by and among Fossil Group, Inc., Wells Fargo Bank, National Association, Bank of America, N.A., JPMorgan Chase Bank, N.A., HSBC Bank USA, National Association, Citibank, N.A., Compass Bank, Branch Banking and Trust Company, Keybank National Association, Royal Bank of Canada and U.S. Bank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSSIL GROUP, INC.

Date: May 27, 2014	By:	/s/ Dennis R. Secor
	Name:	Dennis R. Secor
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1

First Amendment to Credit Agreement and Incremental Revolving Credit Commitment Agreement, dated as of May 23, 2014, by and among Fossil Group, Inc., Wells Fargo Bank, National Association, Bank of America, N.A., JPMorgan Chase Bank, N.A., HSBC Bank USA, National Association, Citibank, N.A., Compass Bank, Branch Banking and Trust Company, Keybank National Association, Royal Bank of Canada and U.S. Bank National Association.